UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 23, 2004

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

West Virginia	000-50567	20-0034461
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Virginia Avenue

Fairmont, West Virginia 26554-2777

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (304) 363-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Pursuant to an Agreement and Plan of Merger (the “Agreement”) entered into by MVB Financial Corp. (“MVB Financial”) and The Monongahela Valley Bank, Inc. (“MVB”), MVB Financial acquired 100% of MVB’s outstanding common stock, and MVB became the wholly-owned subsidiary of MVB Financial. The merger became effective on January 1, 2004. On December 22, 2004, MVB’s independent public auditors, Conley CPA Group, PLLC, resigned and in consultation with MVB Financial’s audit committee, who approved such resignation, declined to stand for re-election so as to enable MVB and ultimately MVB Financial to comply with Section 201 of the Sarbanes-Oxley Act of 2002, which prohibits the use of the same firm for both external audit and internal audit functions. Conley CPA Group continues to provide internal audit functions. Accordingly, on December 22, 2004, MVB Financial engaged Brown, Edwards & Company, L.L.P., as its independent certified public accountants to audit MVB Financial’s statements for the fiscal years ended December 31, 2004, 2005 and 2006.

Prior to MVB Financial’s engagement of Brown, Edwards & Company, L.L.P., neither MVB Financial nor MVB consulted with Brown, Edwards & Company, L.L.P. Conley CPA Group, PLLC’s reports on the consolidated financial statements of MVB for the fiscal year ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Conley CPA Group, PLLC, did not audit the final statements of MVB for the fiscal year ended 2004, as the financial statements for MVB Financial were audited by Brown, Edwards & Company, L.L.P. There have been no disagreements between MVB Financial, MVB and Conley CPA Group, PLLC, on any matter of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedure. Conley CPA Group, PLLC has indicated to MVB Financial that it will respond fully to any inquiries of MVB Financial’s accountant, Brown, Edwards & Company, L.L.P.

Item 9.01(c) Exhibits.

16(i) – Letter from Conley CPA Group, PLLC to SEC, as required by Item 304(a)(3) of Regulation S-K

16(ii) – Letter from Brown, Edwards & Company, L.L.P., as required by Item 304(a)(3) of Regulation S-K

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: March 3, 2005	MVB Financial Corp.

	By:	/s/ James R. Martin
James R. Martin
President & Chief Executive Officer

/s/ Eric L. Tichenor
Eric L. Tichenor
Chief Financial Officer